                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                      NOVELLUS SYSTEMS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      NOVELLUS SYSTEMS, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                             NOVELLUS SYSTEMS, INC.

                                                                  April 22, 1996

To the Shareholders of Novellus Systems, Inc.

    You are cordially invited to attend the Annual Meeting of Shareholders of Novellus Systems, Inc. (the "Company") on May 17, 1996 at 9:00 a.m., California time. The Annual Meeting will be held at the Company's principal executive offices, 3970 North First Street, San Jose, California 95134.

    A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our Annual Report to Shareholders.

    Whether or not you plan to attend the Annual Meeting, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING ENVELOPE. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                                          Richard S. Hill
                                          CHIEF EXECUTIVE OFFICER

                             NOVELLUS SYSTEMS, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                           TO BE HELD ON MAY 17, 1996

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Novellus Systems, Inc. (the "Company") will be held on May 17, 1996 at 9:00 a.m., California time, at the Company's principal executive offices, 3970 North First Street, San Jose, California 95134, for the following purposes:

    1. To elect six directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

    2. To ratify and approve an amendment to the Company's 1992 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance thereunder from 2,000,000 shares to 2,680,000 shares.

    3. To ratify and approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 250,000 shares to 290,000 shares.

    4. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1996.

    5.  To transact such other business as may properly come before the meeting.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

    Shareholders of record at the close of business on April 3, 1996 are entitled to vote at the Annual Meeting.

                                          FOR THE BOARD OF DIRECTORS

                                          William J. Wall
                                          SECRETARY

San Jose, California
April 22, 1996

                   YOUR VOTE IS IMPORTANT
    TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                             NOVELLUS SYSTEMS, INC.

                               ------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Novellus Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 17, 1996 at 9:00 a.m., California time (the "Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company's principal executive offices, 3970 North First Street, San Jose, California 95134.

    This Proxy Statement, the form of proxy, and the Company's 1995 Annual Report are first being mailed to shareholders on or about April 22, 1996.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (to the attention of William J. Wall) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE, SHARE OWNERSHIP AND QUORUM

    Shareholders of record at the close of business on April 3, 1996 are entitled to vote at the Annual Meeting. At the record date, 16,003,049 shares of the Company's common stock ("Common Stock") were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

VOTING AND SOLICITATION

    Each share outstanding on the record date is entitled to one vote. Under the cumulative voting provisions in the Company's Bylaws, each shareholder may cast for a single nominee for director, or distribute among up to seven nominees, a number of votes equal to seven multiplied by the number of shares held by such shareholder. However, cumulative voting will not be available unless at least one shareholder has given notice of his intention to cumulate votes prior to the voting, and will apply only to those candidates whose names have been placed in nomination prior to the voting.

    The costs of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

    An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. In determining whether a proposal has been approved or a nominee has been elected as a director, abstentions are counted as votes against a proposal or nominee and broker non-votes are not counted as votes for or against a proposal or nominee.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company that are intended to be presented at the Company's Annual Meeting of Shareholders to be held in 1997 must be received by the Company no later than December 19, 1996 to be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is set at seven. Six directors will be elected at the Annual Meeting. Following the Annual Meeting there will be one vacancy due to the retirement of Mr. Robert F. Graham. The six nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the six nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                                              DIRECTOR
       NAME OF NOMINEE          AGE           PRINCIPAL OCCUPATION              SINCE
- ------------------------------  --- ----------------------------------------  ---------
Richard S. Hill                 44  President and Chief Executive Officer of    1993
                                     the Company
D. James Guzy                   60  President, Arbor Company, a limited         1990
                                     partnership engaged in the electronics
                                     and computer industries
Tom Long                        64  Director of Programs, Planar Advance,       1995
                                     Inc., a flat panel company engaged in
                                     the electronics industry
Glen Possley                    55  President, SubMicron Technology, Inc., a    1991
                                     company engaged in the manufacturing of
                                     semiconductors
Robert H. Smith                 59  Industry Consultant                         1995
Joseph Van Poppelen             68  President, Van Poppelen Company, a          1993
                                     consulting firm focused on marketing
                                     and business strategies for high
                                     technology companies

    The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. The Company's Bylaws provide that no person may be elected or run for reelection to the Board of Directors after having attained the age of 70 years. There is no family relationship between any director and any other director or executive officer of the Company.

    MR. HILL has been the President and Chief Executive Officer and member of the Board of Directors of the Company since December 1993. Since August 1994 Mr. Hill has served on the Board of Directors of Maxtek Corporation. From 1981 to 1993, Mr. Hill was employed by Tektronix, Inc., an electronics company, where he held such positions as President of the Tektronix Development Company, Vice President of the Test & Measurement Group, and President of Tektronix Components Corporation. Prior to joining Tektronix, Mr. Hill held engineering management positions at General Electric, Motorola and Hughes Aircraft Company.

    MR. GUZY joined the Board of Directors in January 1990. He has been President of the Arbor Company, a limited partnership engaged in the electronics and computer industries, since 1969.

Mr. Guzy is also a director of Intel Corporation, Cirrus Logic, Inc., Micro Component Technology, Inc., Frame Technology Corporation, New York Venture Fund, Venture Income Plus Fund, Venture Muni Fund, Retirement Planning Funds and Alliance Capital Management Technology Fund.

    MR. LONG joined the Board of Directors in May 1995. Mr. Long currently is the Director of Programs for Planar Advance, Inc. In this position he is responsible for the management of product development. From August 1991 to October 1994 Mr. Long retired from business to pursue personal goals. Prior to August 1991 Mr. Long served as the Vice President and Chief Technical Officer of Tektronix, Inc. for seven years.

    DR. POSSLEY joined the Board of Directors in July 1991. He has been President of SubMicron Technology, Inc., a semiconductor company, since March 1994. From April 1992 to March 1994 he was Senior Vice President of Manufacturing at Ramtron International, a semiconductor company. From January 1991 to April 1992, he was Vice President, Operations at Sundisk Technology, a manufacturer of solid state memory systems. From 1986 to January 1991, Dr. Possley was Vice President, Manufacturing Operations for Signetics, Inc., a semiconductor company. Prior to joining Signetics, Inc., he was Vice President, Wafer Fabrication and Research and Development at United Technologies Mostek, and held engineering positions with Texas Instruments, Inc., Fairchild Camera and Instrument Corporation and the semiconductor division of General Electric Company.

    MR. SMITH joined the Board of Directors in May 1995. Mr. Smith has been has been an industry consultant since 1990. From June of 1994 through September 1994 Mr. Smith was the Chairman of the Board of Directors of Micro Component Technology, Inc., a semiconductor test equipment manufacturer. From 1988 through 1990, Mr. Smith was the President of Maxwell Graphics, Inc., a printing company. From 1982 through 1988, Mr. Smith held Chief Financial Officer positions with Maxwell Communications of North America Corporation and R.R. Donnelley and Sons, printing companies. Mr. Smith also serves on the Board of Directors of Cirrus Logic, Inc.

    MR. VAN POPPELEN joined the Board of Directors in May 1993. He has been President of Van Poppelen Company, a consulting firm focused on marketing and business strategies for high technology companies, since 1989. From 1975 to 1989, Mr. Van Poppelen was employed by National Semiconductor Corporation, where he last served as Senior Vice President, Worldwide Marketing and Sales. Mr. Van Poppelen also serves on the Board of Directors of GaSonics International, Inc.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held six meetings during 1995. During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he served that were held during the period in which he was a director. The Board of Directors has an Audit Committee, Compensation Committee and Stock Option Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for shareholders to recommend nominations, the Board will consider shareholder recommendations. Such recommendations should be addressed to William J. Wall, the Company's Secretary, at the Company's principal executive offices.

    During 1995, Messrs. Guzy, Van Poppelen and Smith served on the Audit Committee. The Audit Committee held four meetings during the last year. The Audit Committee recommends the engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    During 1995, Messrs. Graham (who is retiring from the Board of Directors at this Annual Meeting), Guzy, Hill and Van Poppelen served on the Compensation Committee. The Compensation Committee held one meeting during the last year. The principal functions of the Compensation Committee are to review and approve the Company's executive compensation policy.

    During 1995, Messrs. Guzy, Long, Smith and Van Poppelen served on the Stock Option Committee. The Stock Option Committee held two meetings during the last year. The Stock Option Committee administers the issuance of stock and the grant of options to purchase stock of the Company pursuant to the Company's stock plans and, in accordance with the term of the respective stock plans, determines the terms and conditions of such issuances and grants.

    Directors are reimbursed for out-of-pocket travel expenses associated with their attendance at meetings of the Board. In addition, during 1995, Messrs. Guzy, Smith, Van Poppelen, Long and Dr. Possley received a fee of $3,000 for each quarter, $1,000 for each Board meeting attended and $300 for each Committee meeting attended which was not held on the same day as a Board meeting.

                                 PROPOSAL NO. 2
                RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE
                        COMPANY'S 1992 STOCK OPTION PLAN

    The Company's shareholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's 1992 Stock Option Plan (the "Option Plan"). Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

    The Board of Directors amended the Option Plan in March 1996, subject to shareholder approval, to increase the number of shares reserved for issuance under the Option Plan from 2,000,000 shares to 2,680,000 shares.

    The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Option Plan is necessary for the Company to remain competitive in its compensation practices. In the absence of shareholder approval of this increase in the available shares, no additional shares will be available for future option grants under the Option Plan, except to the extent that shares become available upon termination or cancellation of outstanding options.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN.

GENERAL DESCRIPTION OF OPTION PLAN

    The following summary of the Option Plan, including the proposed amendment, is subject in its entirety to the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

    The Option Plan was adopted by the Board of Directors in April 1992 and approved by the shareholders in May 1992. The purpose of the Option Plan is to attract and retain qualified personnel and to provide additional incentives to the Company's employees, officers, directors and consultants. In November 1993, the Board of Directors approved, and in May 1994 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grants thereunder from 550,000 shares to 1,300,000 shares. In January 1995, the Board of Directors approved, and in May 1995 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for granting thereunder from 1,300,000 shares to 2,000,000 shares. The Board of Directors and Shareholders also adopted an amendment allowing for Restricted Shares and Bonuses. As of March 31, 1996, options to purchase 1,986,248 had been granted under the Option Plan of which options to purchase 1,748,639 were outstanding.

    The Option Plan provides for the granting to employees (including officers and employee directors) of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and for the granting to employees, non-employee directors ("Outside Directors") and consultants of nonstatutory stock options. As of March 31, 1996, the number of executive officers, employees, consultants and directors of the Company and its subsidiaries that were eligible to receive grants under the Option Plan was approximately 927 persons. The Company cannot grant an incentive stock option if as a result of the grant the optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000.

    The Option Plan currently is administered by the Stock Option Committee of the Board of Directors (the "Stock Option Committee"), which, subject to the terms of the Option Plan, determines the terms of the options granted under the Option Plan, including the exercise price, the number of shares subject to the option and exercisability. No employee may be granted options to purchase in excess of 100,000 shares per fiscal year, except new hires may be granted options for up to 200,000 shares. Generally, options granted under the Option Plan in connection with the commencement of employment with the Company become exercisable at the rate of 25% of the shares subject to the option one year after grant and thereafter, 25% of the shares subject to the option each subsequent year. Options granted after such initial grant generally vest as to 50% of the shares subject to such option at the end of the third year after the grant date and the remaining 50% of the shares subject to such option vest at the end of the fourth year after the grant date. No option may be transferred by the optionee other than by will or the laws of descent or distribution.

    The exercise price of all stock options granted under the Option Plan must equal at least the fair market value of the Common Stock of the Company on the date of grant. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date. On December 31, 1995, the fair market value of the Company's Common Stock was $54.00. The exercise price of any incentive stock option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. Although the Option Plan may provide that payment of the exercise price may be made in cash, promissory notes, other shares of the Company's Common Stock (subject to certain conditions) or such other consideration determined by the Board of Directors, options granted to date may be exercised only for cash.

    In March of 1996 the Board approved an amendment to the Option Plan which provides that the Stock Option Committee may not, without further approval of the shareholders of the Company, authorize the amendment of any outstanding option to reduce the option price or authorize the amendment of any outstanding stock appreciation right ("SAR") to reduce the base price. In addition, the Company may not, without the approval of the shareholders, cancel an option or SAR and replace it with an award having a lower price or base price unless the vesting period is restarted to the period designated for new options or SARs.

    The Option Plan provides for automatic and non-discretionary grants of options to Outside Directors. Pursuant to the Option Plan, on the day immediately following the date of each annual meeting of shareholders of the Company, each Outside Director will be automatically granted an option to purchase 6,000 shares (the "Director Options"). Shares subject to the Director Options are immediately exercisable.

    The Option Plan provides that, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee shall have the right to exercise the option as to all shares of stock subject to such option, including shares as to which the option would not otherwise be exercisable.

    RESTRICTED SHARES. A grant of Restricted Shares consists of the sale of a specified number of shares of Common Stock which are contingently awarded in amounts determined by the Stock Option Committee to those employees, directors, and consultants selected by the Stock Option Committee.

Outside Directors are not eligible for a grant of Restricted Shares. Restricted Shares are subject to certain restrictions on transfer, forfeiture, repurchase, and vesting as the Stock Option Committee may determine pursuant to the terms of a Restricted Stock Purchase Agreement. An individual who has been awarded Restricted Shares has the right to vote and receive dividends on Restricted Shares, but can not sell, assign, transfer, pledge or otherwise encumber Restricted Shares except in accordance with the Restricted Stock Purchase Agreement. The purchase price of Restricted Shares is at least the fair market value of the Common Stock of the Company on the date of grant of the Restricted Shares. Payment for Restricted Shares is made in any combination of cash or Common Stock as determined by the Stock Option Committee.

    STOCK BONUSES. A grant of a Stock Bonus consists of a specified number of shares of Common Stock which are awarded in amounts determined by the Stock Option Committee to those employees, directors, and consultants selected by the Stock Option Committee. Outside Directors are not eligible for awards of Stock Bonuses. Shares awarded as Stock Bonuses are subject to restrictions on transfer, forfeiture, repurchase, and vesting as the Stock Option Committee may determine pursuant to the terms of a Restricted Stock Bonus Agreement. The individual receiving a Stock Bonus does not pay for the shares received as a Stock Bonus, although the fair market value of the shares received is deemed compensation to the individual upon the lapsing of any restrictions.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summarizes only the federal income tax consequences of stock options granted under the Option Plan. State and local tax consequences may differ.

    STOCK OPTIONS. The grant of a nonqualified stock option under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more or not more than twelve months, respectively, following exercise. The Company does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same rates as ordinary income, except that the maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed is 28%. Special considerations apply to optionees who are reporting persons for purposes of Section 16(a) of the Exchange Act and such optionees should consult their tax advisors with respect to the tax treatment of such options.

    The grant of an incentive stock option ("ISO") under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

    If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more or not more than twelve months, respectively. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

    The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

    Effective January 1, 1994, the Code was amended to impose a cap on the amount of executive compensation recognized by a corporation's Chief Executive Officer and its four other most highly compensated executive officers that the corporation may deduct, set at $1,000,000 per such executive per year. To facilitate the Company's ability to continue to deduct in full all amounts of income recognized by such executive officers of the Company upon exercise of stock options, the Board of Directors adopted, and the shareholders approved, an amendment to the Option Plan to impose a per employee share limitation of 100,000 shares per fiscal year, with a 200,000 share limitation for grants to new hires.

    The following summarizes only the federal income tax consequences to participants and the Company of the acquisition and disposition of Restricted Shares and Stock Bonuses under the Plan.

    RESTRICTED SHARES. A participant who receives Restricted Shares will generally recognize ordinary income at the time the restrictions on transferability lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized less the amount the participant paid for the Restricted Shares, determined without regard to any restrictions other than restrictions which by their terms will never lapse. This amount is deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nontransferable will be ordinary compensation income to the participant (and generally deductible by the Company).

    In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the Restricted Shares at the time of grant less the amount the participant paid for the Restricted Shares, determined without regard to any restrictions other than restrictions which by their terms will never lapse, and the Company will be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the Restricted Shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

    STOCK BONUSES. With respect to Stock Bonuses under the Option Plan described above, generally, when a participant receives a Stock Bonus, the fair market value of the Common Stock on the date the restrictions, if any, are removed will be ordinary income to such participant and will be allowed as a deduction for federal income purposes to the Company.

    PAYMENT OF WITHHOLDING TAXES. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Option Plan.

    SPECIAL RULES.  Special rules may apply  to a participant who is subject  to
Section 16(b) of the Securities Exchange Act of 1934 (generally directors, executive officers and 10% shareholders).

                                 PROPOSAL NO. 3
                        APPROVAL OF AN AMENDMENT TO THE
                       1992 EMPLOYEE STOCK PURCHASE PLAN

    The Company's shareholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's 1992 Employee Stock Purchase Plan (the "Purchase Plan"). Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

    The Board of Directors of the Company amended the Purchase Plan in March 1996, to effect the following, subject to shareholder approval: to increase the number of shares reserved for issuance under the Purchase Plan from 250,000 shares to 290,000 shares.

    The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Purchase Plan is necessary for the Company to remain competitive in its compensation practices. In the absence of an increase in the available shares, no additional shares will be available for purchase under the Purchase Plan, except to the extent that shares are not purchased during the current offering period due to the withdrawal of a plan participant.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE STOCK PURCHASE PLAN.

GENERAL DESCRIPTION OF THE PURCHASE PLAN

    The  following  summary  of  the  Purchase  Plan,  including  the   proposed
amendment, is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any shareholder upon request.

    In May 1992 the Board of Directors adopted, and the shareholders approved, the Purchase Plan. In January 1995 the Board of Directors adopted, and in May 1995 the shareholders ratified and approved an increase in the number of shares available for issuance under the Purchase Plan from 150,000 to 250,000 shares of Common Stock. The purpose of the Purchase Plan is to provide employees of the Company who participate in the Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The Board of Directors amended the Purchase Plan in March 1996, subject to shareholder approval, to increase the number of shares reserved for issuance thereunder by 40,000 shares; bringing the total number of shares reserved for issuance under the Purchase Plan to 290,000 shares. As of March 31, 1996, 191,522 shares of Common Stock had been sold pursuant to the Purchase Plan at a weighted average price of $23.20 per share, with 58,478 shares available for future issuance under the Purchase Plan.

    Any person who is employed by the Company (or any of its majority-owned subsidiaries for whom the appropriate regulatory filings have been made) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering.

    The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

    The Purchase Plan is implemented by one offering during each six-month period of the Purchase Plan. The first offering period commenced on or about January 1, 1989. The Board of Directors may alter the duration of the offering periods without shareholder approval.

    The price per share at which shares are sold under the Purchase Plan is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period and (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date.

    The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant's eligible compensation, which is defined in the Purchase Plan to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation or (ii) $5,000 for each offering period. A participant may discontinue his or her participation in the Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first payday following the offering date, and shall continue at the same rate until the end of the offering period unless terminated sooner as provided in the Purchase Plan.

    The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumu-lated during the offering period (not to exceed an amount equal to 15% of the participant's actual eligible compensation during the offering period) by the lower of 85% of the fair market value of the Common Stock at the beginning or end of the offering period. Unless a participant withdraws from the Purchase Plan, such participant's option for the purchase of shares will be exercised automatically at the end of the offering period for the maximum number of shares at the applicable price.

    Notwithstanding the foregoing, (i) no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), and (ii) no employee shall be granted an option which would permit the employee to buy pursuant to the Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

    A participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering.

    Participation in the Purchase Plan by officers and directors of the Company subject to Section 16(b) of the Exchange Act is subject to certain additional conditions or restrictions as may be required under Rule 16b-3 of the Exchange Act.

    In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors to the shares subject to purchase under the Purchase Plan and in the purchase price per share.

    No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

    The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, permit payroll deductions in excess of 15% of the participant's compensation, materially modify the eligibility requirements or materially increase the benefits which may accrue under the Purchase Plan.

CERTAIN FEDERAL TAX CONSEQUENCES

    The following summarizes only the federal income tax consequences of participation under the Purchase Plan. State and local tax consequences may differ.

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of option grant, the lesser of (i) the difference between the fair market value of the shares on the date the option was granted and the purchase price or (ii) the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Different rules may apply with respect to optionees subject to Section 16(b) of the Exchange Act. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant.

                                 PROPOSAL NO. 5
        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for 1996 and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent auditors for 1996. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Ernst & Young LLP (or one of its predecessor firms, Arthur Young & Company) has audited the Company's financial statements since the year ended December 31, 1986.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1996.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

    In addition to Messrs. Hill and Graham, the other executive officers of the Company as of April 19, 1996, were as follows:

                  NAME                    AGE                      POSITION
- ----------------------------------------  --- --------------------------------------------------
Jeffrey Benzing                           39  Vice President, Engineering
John Chenault                             47  Vice President, Operations
Linus Cordes                              58  Vice President, Human Resources
Peter Hanley                              56  Executive Vice President, Sales and Marketing
Alain Harrus                              40  Vice President and Chief Technical Officer
Wilbert van den Hoek                      39  Vice President and General Manager, HDP Products
                                               Business Group
Robert Wagner                             39  Vice President, Customer Satisfaction
William J. Wall                           49  Vice President, Finance and Administration, Chief
                                               Financial Officer and Secretary

    MR. BENZING joined the Company in October 1988 as Director of Special Projects. From June 1992 through April 1995 he served as Vice President, Product Development and is currently its Vice President, Engineering. From 1984 to 1988 he was co-founder and Vice President of Engineering of Benzing Technologies, Inc., a semiconductor equipment company. From 1979 to 1984 he held various positions at Hewlett Packard Company.

    MR. CHENAULT joined the Company in September 1991 as Vice President, Operations. From April 1993 through April 1996 he served as Vice President, Customer Satisfaction and is currently its Vice President, Operations. From October 1988 to July 1991 he was the Vice President and General Manager of Veeco Instruments, an electronics company. From 1986 to October 1988 Mr. Chenault was Vice President and General Manager for Carroll Touch, an electronics company. Mr. Chenault has also held various positions with Texas Instruments, Inc. and Recognition Equipment, Inc.

    DR. CORDES joined the Company in November 1995 as Vice President, Human Resources. From 1992 to 1995 he served as assistant director of the Microsystems Technology Laboratories of the Massachusetts Institute of Technology. Prior to that he was a member of the Corporate Engineering Staff of Raytheon Company, an electronics company, and also served as the General Manager of Raytheon Company's Advanced Device Center and Microelectronics Center. Dr. Cordes has also held various research and management positions with General Electric Company.

    DR.  HANLEY  joined  the  Company as  Executive  Vice  President,  Sales and
Marketing in June 1992. From 1985 to June 1992, Dr. Hanley held various positions at Applied Materials, Inc., most recently Group Vice President responsible for sales, service and process for all North American accounts. Previously, Dr. Hanley was President of Tegal, a division of Motorola, Inc., an electronics company, and held positions at Varian, Inc.

    DR. HARRUS joined the Company in April 1994 as Director of Strategic Marketing and is currently is Vice President and Chief Technical Officer. From March 1993 to April 1994 he was Director of CVD Technology at Lam Research Corporation. From 1989 to 1993 he was Director of Dielectric Technology at the Company. Prior to joining the Company, Dr. Harrus spent five years at AT&T Bell Laboratories, where he was responsible for the development of materials and processes for CMOS applications, with an emphasis on CVD.

    DRS. VAN DEN HOEK joined the Company in May 1990 as Director of Technology of Nippon Novellus Systems and is currently the Vice President and General Manager of the Company's HDP Product

Business Unit. From 1980 to May 1990 he held a variety of positions at the Philips Research Laboratories in Eindhoven, the Netherlands and Sunnyvale, California. The last position Drs. van den Hoek held at Philips was group manager of the Si Technology Research group.

    MR. WAGNER joined the Company in October 1987 as Account Executive, was promoted to Director of Global Accounts in November 1991 and is currently its Vice President of Customer Satisfaction. From 1983 to 1987 he held several Marketing positions at Applied Materials including Manager, Product Marketing Etch Product Division. From 1978 to 1982 Mr. Wagner held various positions at General Electric, Nuclear Business Group in San Jose, California.

    MR. WALL joined the Company in November 1992 as Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company. From January 1991 to November 1992 he was Vice President, Finance and Chief Financial Officer of Resumix, Inc., a software company. From January 1990 to January 1991 he was Vice President, Finance and Chief Financial Officer of Power Integration, Inc., a semiconductor company. From July 1988 to January 1990 he was Vice President, Finance and Chief Financial Officer of CareLink Corporation, a medical instruments company. Mr. Wall has also served as Chief Financial Officer of Actel Corporation and Monolithic Memories, Inc., semiconductor companies.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company, (ii) the four other most highly compensated executive officers of the Company, and (iii) each former executive officer of the Company who would have been one of the Company's four most highly compensated executive officers had such executive officer been serving as such at the end of the Company's last fiscal year (collectively, the "named executive officers"):

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                       ------------
                                                             ANNUAL COMPENSATION          AWARDS
                                                          --------------------------     OPTIONS/          ALL OTHER
           NAME AND PRINCIPAL POSITION              YEAR  SALARY ($)    BONUS ($)(1)   SARS (#)(2)    COMPENSATION ($)(3)
- --------------------------------------------------  ----  -----------   ------------   ------------   -------------------
Richard S. Hill                                     1995  $328,327      $443,021          35,000         $ 5,000(4)(5)
 President and Chief Executive Officer              1994   315,000       603,750(6)       35,000          27,726(4)(7)
                                                    1993    12,115(8)      --            200,000          --

Peter Hanley                                        1995   228,461       302,790(9)       20,000          --
 Executive Vice President Sales and Marketing       1994   218,462       316,999(9)       21,000           1,440
                                                    1993   208,462       170,740(9)       45,000             922

William J. Wall                                     1995   183,000       242,841          16,000           3,850(4)(5)
 Vice President, Finance and Administration, Chief  1994   170,154       344,000          14,500           1,357(4)
 Financial Officer and Secretary                    1993   160,000       160,000          15,000           1,557

John Chenault                                       1995   163,846       198,421           8,500             850(4)
 Vice President, Operations                         1994   156,692       265,000           4,125           1,357(4)
                                                    1993   151,135       142,500          20,000             557

Eliot Broadbent                                     1995   154,538       132,732(11)       5,000           3,000(5)
 Vice President, Technology (10)                    1994   151,692       137,024(11)       3,000             211
                                                    1993   147,115       143,599(11)       5,000          --

Jeffrey Benzing                                     1995   152,308       251,301(12)      13,500           3,000(5)
 Vice President, Engineering                        1994   141,769       174,826(12)      19,626           1,211
                                                    1993   133,461        99,097(12)       5,000          --

- ------------------------
 (1) Includes amounts earned in 1995 and paid in 1996.

 (2) Amounts represent stock option grants. See Option/SAR Grants in Last Fiscal Year Table.

 (3) Amounts include life insurance premiums paid by the Company on behalf of the named executive officers.

 (4) Includes tax preparation fees paid for by the Company.

 (5) Includes financial advice fees paid for by the Company.

 (6) Bonus amount of $603,750 represents a $350,000 cash bonus awarded to Mr. Hill under the Company's bonus policy and a stock bonus award of 5,000 shares of the Company's Common Stock valued at the time of the award at $253,750. Mr. Hill's stock bonus award provides that the shares will be forfeited and transferred to the Company should he terminate his employment with the Company prior to December 10, 1996.

 (7) Includes $18,000 relocation expenses and $6,600 furniture allowance.

 (8) Mr. Hill joined the Company in December 1993, and his annual base salary was established at $315,000.

 (9) Includes commission based compensation in the amount of $164,158, $96,999 and $55,520 in 1995, 1994 and 1993 respectively.

(10) Mr. Broadbent  ceased being  an executive officer  of the  Company in  June
    1995.

(11) Includes commission based compensation in the amount of $55,232, $26,524 and $13,599 in 1995, 1994 and 1993 respectively.

(12) Includes commission based compensation in the amount of $55,670, $26,089 and $13,959 in 1995, 1994 and 1993 respectively.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides certain information with respect to stock options granted to the named executive officers in 1995:

                                                                     INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                                    ----------------------------------------------------          VALUE
                                                                    % OF TOTAL                            AT ASSUMED ANNUAL RATE
                                                                   OPTIONS/SARS                               OF STOCK PRICE
                                                                    GRANTED TO                                 APPRECIATION
                                                     UNDERLYING     EMPLOYEES     EXERCISE                 FOR OPTION TERM (1)
                                                    OPTIONS/SARS    IN FISCAL     PRICE PER   EXPIRATION  ----------------------
NAME                                                GRANTED (#)        YEAR         SHARE        DATE       5% ($)     10% ($)
- --------------------------------------------------  ------------   ------------   ---------   ----------  ----------  ----------
Richard S. Hill...................................     35,000          4.65        $55.00      12/15/05   $1,210,622  $3,067,954
Peter Hanley......................................     20,000          2.66        $55.00      12/15/05      691,784   1,753,117
William J. Wall...................................     16,000          2.13        $55.00      12/15/05      553,427   1,402,493
John Chenault.....................................      8,500          1.13        $55.00      12/15/05      294,008     745,075
Eliot Broadbent...................................      5,000          0.67        $55.75      12/21/05      175,304     444,256
Jeffrey Benzing...................................     13,500          1.80        $55.00      12/15/05      466,954   1,183,354

- ------------------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth certain information with respect to stock options exercised by the named executive officers during 1995, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1995, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1995.

                                                                                   NUMBER OF
                                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                           UNEXERCISED OPTIONS/SARS      IN-THE-MONEY OPTIONS/SARS
                                                                           AT FISCAL YEAR END (#)(1)     AT FISCAL YEAR END (#)(1)
                                         SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
NAME                                     ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------------------  ---------------   ------------   -----------   -------------   -----------   -------------
Richard S. Hill........................      43,420         $ 1,456,940     56,580         170,000      $ 1,711,545    $  3,138,750
Peter Hanley...........................      10,000             657,000     48,928          87,072        2,075,778       1,479,348
William J. Wall........................       1,875              53,906     18,125          58,000          692,344         971,500
John Chenault..........................      20,999           1,286,328     19,000          52,626          701,563       1,464,389
Eliot Broadbent........................       7,000             381,500      8,021          28,480          339,775         884,619
Jeffrey Benzing........................      10,000             511,000     16,500          49,626          716,094         984,566

- ------------------------
(1) Calculated on the basis of the last reported sale price per share for the Company's Common Stock on The Nasdaq National Market System of $54.00 on December 31, 1995.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be filed with the Securities and Exchange Commission nor incorporated by reference into any such filings.

    COMPENSATION PHILOSOPHY

    The Company applies a consistent philosophy to compensation for all employees, including senior management. The premise of this philosophy is to pay for performance. The Company sets aggressive goals and objectives at the beginning of each year and makes a significant percentage of executive compensation dependent on performance against these goals and objectives. By linking a significant percentage of pay to performance, the Company seeks to ensure that the interests of its employees, including the named executive officers, are closely aligned with those of its shareholders.

    The Company strives to be in a leadership position within the semiconductor industry for overall compensation. Competition for qualified personnel within the semiconductor industry is intense and a leadership position in compensation is necessary to attract, hire and retain persons of the highest caliber.

    COMPENSATION VEHICLES

    Compensation at the Company has three principal components: Salary, Bonus and Stock Options.

    1.  SALARY

       The salary program is structured to position the Company in up to the seventy-fifth percentile within the semiconductor industry. To ensure this position, the Company consults surveys that track other leading companies in the semiconductor and semiconductor equipment industries, many of whom are included in the Hambrecht & Quist Technology Index used to compare five year stock price history.

    2.  BONUS

       Bonuses are designed to be a significant part of compensation. Bonuses are based on achievement of corporate goals and individual objectives. Corporate goals are expressed in a financial plan containing profitability targets; individual objectives depend on the role of each employee, and include such matters as sales within a particular market or to specific customers, inventory turns and technological achievements. Upon the achievement of profitability goals, the Board of Directors will approve the allocation of a certain percentage of pre-tax income to a bonus pool. This pool is distributed to the named executive officers and all other employees based on their individual performance.

       In addition to cash bonuses, the Company intends to utilize grants of Restricted Shares and awards of Stock Bonuses to provide additional incentives for the named executive officers and other employees, and to provide additional incentives to such persons in a manner that is consistent with the Company's long-term goals and objectives through equity ownership.

    3.  STOCK OPTIONS

       The Company grants stock options to the majority of employees upon hiring to allow everyone to achieve an ownership position in the Company and thus provide employees the opportunity to share in the Company's achievements. Yearly, additional stock options are granted to those named executive officers and other employees who have done an exemplary job of meeting their objectives or have had other accomplishments of note.

PERFORMANCE MEASURES AND CEO COMPENSATION

    In 1995, the Company's profits exceeded the performance goals set by the Compensation Committee at the beginning of the year. Accordingly, Richard Hill, the Company's Chief Executive Officer, received an annual bonus equal to 135% of his base salary. The other named executives received bonuses based on the Company's performance and on their performance against the specific goals and objectives established for them at levels ranging from 50% to 133% of their base salaries.

COMPENSATION POLICY REGARDING DEDUCTIBILITY

    The  Company does not  expect cash compensation paid  to officers subject to
Section 162(m) of the Code to exceed the limitations of Section 162(m) for fiscal 1995, and therefore expects all such cash compensation to be deductible.

STOCK OPTION COMMITTEE        COMPENSATION COMMITTEE

    D. James Guzy                 Robert F. Graham
    Tom Long                      D. James Guzy
    Robert Smith                  Richard S. Hill
    Joseph Van Poppelen           Joseph Van Poppelen

PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since December 31, 1990 with (ii) cumulative total shareholder return on (a) the Nasdaq Stock Market -- U.S. Index and (b) the Hambrecht & Quist Technology Index. The comparison assumes an investment of $100 on December 31, 1990 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           NOVELLUS SYSTEMS    H&O TECHNOLOGY    NASDAQ
1990                  100.00            100.00     100.00
1991                  184.78            147.83     160.55
1992                  158.70            170.04     186.85
1993                  297.83            185.56     214.50
1994                  434.78            215.39     209.67
1995                  469.57            323.40     296.51

EMPLOYMENT AGREEMENTS

    In June 1992, the Company entered into an employment agreement with Peter Hanley pursuant to which the Company retained Dr. Hanley as its Executive Vice President, Sales and Marketing for an annual salary (subject to adjustment) of $200,000 plus a bonus to be determined by the Board of Directors. In the event the Company terminates Dr. Hanley's employment without cause, the Company is required to pay Dr. Hanley up to 12 months of salary after the six-month notice period and provide continued life, disability and medical benefits during such period. In the event Dr. Hanley voluntarily terminates his employment, unless he commences employment with a competitor, the Company is required to pay his salary and provide continued benefits during the six-month notice period. In the event of termination of Dr. Hanley's employment certain adjustments will be made to the vesting schedule for Dr. Hanley's options.

    In December 1993, the Company entered into an employment agreement with Richard S. Hill pursuant to which the Company retained Mr. Hill as its Chief Executive Officer for an annual salary of $315,000, plus a bonus to be determined by the Board of Directors. In connection with the agreement, the Company granted Mr. Hill options to purchase 200,000 shares of Common Stock at an exercise price of $23.75. Such options vest at the rate of 25% per year over a four year period. Commencing in January 1994, the Company agreed to establish a deferred bonus program for Mr. Hill. Interest on such program will accrue monthly using the month-end closing weekly average interest rate of five year treasury notes plus 2%. The deferred bonus amount will be earned over a four-year period. If Mr. Hill is terminated prior to the conclusion of such four-year period, the Company and Mr. Hill will enter into a consulting agreement to cover the duration of such four-year period. In the event of death, the entire balance owed Mr. Hill will be paid to his estate. In addition, the Company has agreed to guarantee a loan to Mr. Hill of up to $1,000,000, at an interest rate not to exceed 6%, in connection with the acquisition of Mr. Hill's residence.

    In January 1994, the Company and Robert F. Graham entered into a consulting agreement pursuant to which the Company retained Mr. Graham as a consultant for a three-year period commencing January 1, 1994. Pursuant to the agreement, the Company agreed to pay $236,000 to Mr. Graham for the first year of the term and $118,000 in each of the second and third years of the term.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock as of April 3, 1996 as to (a) each director and nominee, (b) each named executive officer, (c) all directors and officers as a group, and (d) for each person known by the Company, as of December 31, 1995, to beneficially own more than 5% of the outstanding shares of its Common Stock.

                                                                             BENEFICIAL OWNERSHIP (1)
                                                                       ------------------------------------
BENEFICIAL OWNER                                                       NUMBER OF SHARES   PERCENT OF TOTAL
- ---------------------------------------------------------------------  -----------------  -----------------
AIM Management Group Inc. (2)
 11 Greenway Plaza, Suite 1919
 Houston, TX 77046...................................................        1,409,000              8.8%
J.&W. Seligman & Co. Incorporated (3)
 100 Park Avenue
 New York, NY 10017..................................................        1,164,900              7.3%
State Street Bank and Trust Company, Trustee (4)
 225 Franklin Street
 Boston, MA 02110....................................................          927,200              5.8%
Peter Hanley (5).....................................................           57,758            *
Richard S. Hill (6)..................................................           55,000            *
D. James Guzy (7)....................................................           36,000            *
John Chenault (8)....................................................           20,156            *
Jeffrey Benzing (9)..................................................           19,229            *
Joseph Van Poppelen (10).............................................           17,500            *
Eliot Broadbent (11).................................................           13,561            *
Robert F. Graham (12)................................................            8,366            *
William J. Wall (13).................................................            8,233            *
Glen Possley (14)....................................................            6,000            *
Tom Long (15)........................................................            6,000            *
Robert H. Smith (16).................................................            4,000            *
All officers and directors as a group (17 persons) (17)..............          285,165              1.8%

- ------------------------
 *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 3, 1996 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Applicable percentages are based on 16,003,049 shares outstanding on April 3, 1996, adjusted as required by the rules. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) As reported in a Schedule 13G filed by AIM Management Group, Inc. ("AIM"), as of December 31, 1995, includes 1,409,000 shares as to which AIM has shared voting and investment power.

 (3) As reported in a Schedule 13G filed by J.&W. Seligman & Co. Incorporated ("J.&W. Seligman"), as of December 31, 1995, includes 1,164,900 shares as to which J.&W. Seligman has sole voting and investment power.

 (4) As reported in a Schedule 13G filed by State Street Bank and Trust Company ("State Street Bank and Trust"), as of December 31, 1995, includes 787,700 shares as to which State Street Bank and Trust has sole voting power, and 927,200 shares of which State Street Bank and Trust has sole investment power.

 (5) Includes options to purchase an aggregate of 56,071 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

 (6) Includes options to purchase an aggregate of 41,580 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

 (7) Includes options to purchase an aggregate of 10,000 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

 (8) Includes options to purchase an aggregate of 19,000 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

 (9) Includes options to purchase an aggregate of 19,000 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

(10) Includes options to purchase an aggregate of 15,500 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

(11) Includes options to purchase an aggregate of 13,021 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

(12) Mr. Graham is retiring from the Board following this Annual Meeting.

(13) Includes options to purchase an aggregate of 8,125 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

(14) Includes options to purchase an aggregate of 4,000 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

(15) Includes options to purchase an aggregate of 4,000 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

(16) Includes options to purchase an aggregate of 4,000 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

(17) Includes options to purchase an aggregate of 224,172 shares which will be fully vested and exercisable within 60 days of April 3, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1995, Messrs. Graham and Hill served on the Compensation Committee of the Board of Directors. Mr. Hill serves as the Chief Executive Officer of the Company and Mr. Graham serves as the Chairman of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them, except as follows: Mr. Robert Graham, Chairman of the Board, and Mr. Richard S. Hill, President and Chief Executive Officer, each filed one late Form 4 with respect to one transaction.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 22, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             NOVELLUS SYSTEMS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 17, 1996

     The undersigned hereby appoints Richard S. Hill and William J. Wall and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Novellus Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., local time on May 17, 1996, at the Company's principal executive offices, 3970 North First Street San Jose, California, 95134, or any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, and 4.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     -----------
                                                                     See Reverse
                                                                         Side
                                                                     -----------

                                                                    PLEASE MARK
                                                               /X/  YOUR CHOICES
                                                                    LIKE THIS

       --------------    ---------------
/  /   ACCOUNT NUMBER         COMMON


                                             WITHHOLD
                                             AUTHORITY
                              FOR ALL        FOR ALL
                              NOMINEES       NOMINEES

1. Election of Directors:       /  /           /  /

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Richard S. Hill, D. James Guzy, Glen Possley, Joseph Van Poppelen, Robert H. Smith, Tom Long


Item 2. Proposal to ratify and approve an amendment to the Company's 1992 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance thereunder from 2,000,000 shares to 2,680,000.

               FOR             AGAINST            ABSTAIN
               /  /              /  /               /  /

Item 3. Proposal to ratify and approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder form 250,000 to 290,000 shares.

               FOR             AGAINST            ABSTAIN
               /  /              /  /               /  /

Item 4. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1996.

               FOR             AGAINST            ABSTAIN
               /  /              /  /               /  /


Item 5. Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

               FOR             AGAINST            ABSTAIN
               /  /              /  /               /  /


PLAN TO ATTEND THE MEETING       /  /

(Please sign your name exactly as it appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date:__________, 1996


________________________________________
Printed Name of Shareholder


________________________________________
Signature


________________________________________
Signature


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.